                                                                    Exhibit 4(k)


                              RUSSELL CORPORATION

                       2000 EMPLOYEE STOCK PURCHASE PLAN


                               TABLE OF CONTENTS


ARTICLE I - BACKGROUND.........................................................   1

         1.1  Establishment of the Plan .......................................   1
         1.2  Applicability of the Plan .......................................   1
         1.3  Purpose .........................................................   1

ARTICLE II - DEFINITIONS.......................................................   1

         2.1  Administrator ...................................................   1
         2.2  Board ...........................................................   1
         2.3  Code ............................................................   1
         2.4  Committee .......................................................   1
         2.5  Common Stock ....................................................   2
         2.6  Compensation ....................................................   2
         2.7  Contribution Account ............................................   2
         2.8  Corporation .....................................................   2
         2.9  Direct Registration System ......................................   2
        2.10  Effective Date ..................................................   2
        2.11  Eligible Employee ...............................................   2
        2.12  Employee ........................................................   2
        2.13  Employer ........................................................   2
        2.14  Fair Market Value ...............................................   2
        2.15  Offering Date ...................................................   3
        2.16  Offering Period .................................................   3
        2.17  Option ..........................................................   3
        2.18  Participant .....................................................   3
        2.19  Plan ............................................................   3
        2.20  Purchase Date ...................................................   3
        2.21  Purchase Price ..................................................   3
        2.22  Request Form ....................................................   3
        2.23  Stock Account ...................................................   3
        2.24  Subsidiary ......................................................   3
        2.25  Trading Date ....................................................   3

ARTICLE III - ELIGIBILITY AND PARTICIPATION....................................   4

         3.1  Eligibility .....................................................   4
         3.2  Initial Participation ...........................................   4


         3.3  Leave of Absence ................................................   4

ARTICLE IV - STOCK AVAILABLE...................................................   5

         4.1  In General ......................................................   5
         4.2  Adjustment in Event of Changes in Capitalization ................   5
         4.3  Dissolution, Liquidation, or Reorganization .....................   5

ARTICLE V. - OPTION PROVISIONS.................................................   6

         5.1  Purchase Price ..................................................   6
         5.2  Calendar Year $25,000 Limit .....................................   6
         5.3  Offering Period Limit ...........................................   6

ARTICLE VI - PURCHASING COMMON STOCK...........................................   6

         6.1  Participant's Contribution Account ..............................   6
         6.2  Payroll Deductions, Lump Sum Cash Payments; Dividends ...........   7
         6.3  Discontinuance ..................................................   7
         6.4  Leave of Absence; Transfer to Ineligible Status .................   8
         6.5  Automatic Exercise ..............................................   8
         6.6  Listing, Registration, and Qualification of Shares ..............   9
         6.7  Restrictions on Transfer ........................................   9

ARTICLE VII - WITHDRAWALS, DISTRIBUTIONS.......................................   9

         7.1  Discontinuance of Deductions; Leave of Absence; Transfer
              to Ineligible Status ............................................   9
         7.2  In-Service Withdrawals ..........................................   9
         7.3  Termination of Employment for Reasons Other Than Death ..........  10
         7.4  Death ...........................................................  10
         7.5  Registration ....................................................  10

ARTICLE VIII - AMENDMENT AND TERMINATION.......................................  10

         8.1  Amendment........................................................  10
         8.2  Termination......................................................  11

ARTICLE IX - MISCELLANEOUS.....................................................  11

         9.1  Shareholder Approval ............................................  11
         9.1  No Employment Rights ............................................  11
         9.2  Tax Withholding .................................................  11
         9.3  Rights Not Transferable .........................................  12
         9.4  No Repurchase of Stock by Corporation ...........................  12
         9.5  Governing Law ...................................................  12
         9.6  Shareholder Approval; Registration ..............................  12

                              RUSSELL CORPORATION
                       2000 EMPLOYEE STOCK PURCHASE PLAN


                                   ARTICLE I
                                   BACKGROUND

         1.1 ESTABLISHMENT OF THE PLAN. Russell Corporation (the "Corporation") hereby establishes a stock purchase plan to be known as the "Russell Corporation 2000 Employee Stock Purchase Plan" (the "Plan"), as set forth in this document. The Plan is intended to be a qualified employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

         1.2 APPLICABILITY OF THE PLAN. The provisions of this Plan are applicable only to certain individuals who, on or after February 1, 2000, are employees of the Corporation and its subsidiaries participating in the Plan. The Committee shall indicate from time to time which of its subsidiaries, if any, are participating in the Plan.

         1.3 PURPOSE. The purpose of the Plan is to enhance the proprietary interest among the employees of the Corporation and its participating subsidiaries through ownership of Common Stock of the Corporation.

                                   ARTICLE II
                                  DEFINITIONS

         Whenever capitalized in this document, the following terms shall have the respective meanings set forth below.

         2.1 ADMINISTRATOR. Administrator shall mean the person or persons (who may be officers or employees of the Corporation) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

         2.2 BOARD. Board shall mean the Board of Directors of the Corporation.

         2.3 CODE. Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

         2.4 COMMITTEE. Committee shall mean a committee which consists of members of the Board and which has been designated by the Board to have the general responsibility for the administration of the Plan. Unless otherwise designated by the Board, the Management Development and Compensation Committee of the Board of Directors of the Corporation shall serve as the Committee administering the Plan. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee's determinations on the foregoing matters shall be conclusive and binding upon all persons.

         2.5 COMMON STOCK. Common Stock shall mean the common stock, par value $.01, of the Corporation.

         2.6 COMPENSATION. Compensation shall mean, for any Participant, for any Offering Period, the Participant's gross base wages for the respective period, subject to appropriate adjustments that would exclude items such as bonuses, overtime pay, non-cash compensation and reimbursement of moving, travel, trade or business expenses.

         2.7 CONTRIBUTION ACCOUNT. Contribution Account shall mean the bookkeeping account established by the Administrator on behalf of each Participant, which shall be credited with the amounts deducted from the Participant's Compensation or lump sum cash payments made pursuant to Article
VI. The Administrator shall establish a separate Contribution Account for each Participant for each Offering Period.

         2.8 CORPORATION. Corporation shall mean Russell Corporation, an Alabama corporation.

         2.9 DIRECT REGISTRATION SYSTEM. Direct Registration System shall mean a direct registration system approved by the Securities and Exchange Commission and by the New York Stock Exchange, Inc. or any securities exchange on which the Common Stock is then listed, whereby shares of Common Stock may be registered in the holder's name in book-entry form on the books of the Corporation.

         2.10 EFFECTIVE DATE. Effective Date shall mean the effective date of the Plan, which shall be the later of (i) March 1, 2000, or (ii) the effective date of the Corporation's registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan.

         2.11 ELIGIBLE EMPLOYEE. An Employee eligible to participate in the Plan pursuant to Section 3.1.

         2.12 EMPLOYEE. Employee shall mean an individual employed by an Employer who meets the employment relationship described in Treasury Regulation Sections 1.423-2(b) and Section 1.421-7(h).

         2.13 EMPLOYER. Employer shall mean the Corporation and any Subsidiary designated by the Committee as an employer participating in the Plan.

         2.14 FAIR MARKET VALUE. Fair Market Value of a share of Common Stock, as of any designated date, shall mean the closing sales price of the Common Stock on the

New York Stock Exchange on such date or on the last previous date on which such stock was traded.

         2.15 OFFERING DATE. Offering Date shall mean the first Trading Date of each Offering Period.

         2.16 OFFERING PERIOD. Offering Period shall mean the quarterly periods beginning January 1, April 1, July 1 and October 1, respectively, of each year during which offers to purchase Common Stock are outstanding under the Plan; provided, however, that the initial Offering Period shall be the period beginning on the Effective Date and ending on June 30, 2000. No payroll deductions shall be taken until the Effective Date.

         2.17 OPTION. Option shall mean the option to purchase Common Stock granted under the Plan on each Offering Date.

         2.18 PARTICIPANT. Participant shall mean any Eligible Employee who has elected to participate in the Plan under Section 3.2.

         2.19 PLAN. Plan shall mean the Russell Corporation 2000 Employee Stock Purchase Plan, as amended and in effect from time to time.

         2.20 PURCHASE DATE. Purchase Date shall mean the last Trading Date of each Offering Period.

         2.21 PURCHASE PRICE. Purchase Price shall mean the purchase price of Common Stock determined under Section 5.1.

         2.22 REQUEST FORM. Request Form shall mean an Employee's authorization either in writing on a form approved by the Administrator or through electronic communication approved by the Administrator which specifies the Employee's payroll deduction or lump sum cash payments in accordance with Section 6.2, and contains such other terms and provisions as may be required by the Administrator.

         2.23 STOCK ACCOUNT. Stock Account shall mean the account established by the Administrator on behalf of each Participant, which shall be credited with shares of Common Stock purchased pursuant to the Plan and dividends thereon until distributed in accordance with the terms of the Plan.

         2.24 SUBSIDIARY. Subsidiary shall mean any present or future corporation which is a "subsidiary corporation" of the Corporation as defined in Code Section 424(f).

         2.25 TRADING DATE. Trading Date shall mean a date on which shares of Common Stock are traded on a national securities exchange (such as the New York Stock Exchange), the Nasdaq National Market or in the over-the-counter market.

         Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.

                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

         3.1 ELIGIBILITY. Each Employee who is an Employee regularly scheduled to work at least 20 hours each week and at least five months each calendar year shall be eligible to participate in the Plan as of the later of:

         (a) the Offering Date immediately following the Employee's last date of hire by an Employer; or

         (b)   the Effective Date.

         On each Offering Date, Options will automatically be granted to all Employees then eligible to participate in the Plan; provided, however, that no Employee shall be granted an Option for an Offering Period if, immediately after the grant, the Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary. For purposes of this Section, the attribution rules of Code Section 424(d) shall apply in determining stock ownership of any Employee. If an Employee is granted an Option for an Offering Period and such Employee does not participate in the Plan for such Offering Period, such Option will be deemed never to have been granted for purposes of applying the $25,000 annual limitation described in Section 5.2.

         3.2 INITIAL PARTICIPATION. An Eligible Employee having been granted an Option under Section 3.1 may submit a Request Form to the Administrator to participate in the Plan for an Offering Period. The Request Form shall authorize a regular payroll deduction from the Employee's Compensation for the Offering Period, or shall notify the Administrator that the Participant shall make a lump sum cash payment (including personal or certified checks) for the Offering Period, or shall both authorize a payroll deduction and notify the Administrator of a lump sum cash payment for the Offering Period, subject to the limits and procedures described in Article VI. A Participant's Request Form authorizing a regular payroll deduction shall remain effective from Offering Period to Offering Period until amended or canceled under Section 6.3. A Participant's Request Form authorizing a lump sum cash payment shall be valid only for the Offering Period to which it relates.

         3.3 LEAVE OF ABSENCE. For purposes of Section 3.1, an individual on a leave of absence from an Employer shall be deemed to be an Employee for the first 90 days of such leave. For purposes of this Plan, such individual's employment with the Employer shall be deemed to terminate at the close of business on the 90th day of the leave, unless the individual has returned to regular employment with an Employer before the close of business on such 90th day. Termination of any individual's leave of absence by an Employer, other than on account of a return to employment with an Employer, shall be deemed to terminate an individual's employment with the Employer for all purposes of the Plan.

                                   ARTICLE IV
                                STOCK AVAILABLE

         4.1 IN GENERAL. Subject to the adjustments in Sections 4.2 and 4.3, an aggregate of 800,000 shares of Common Stock shall be available for purchase by Participants pursuant to the provisions of the Plan. These shares may be authorized and unissued shares or may be shares issued and subsequently acquired by the Corporation. If an Option under the Plan expires or terminates for any reason without having been exercised in whole or part, the shares subject to such Option that are not purchased shall again be available for subsequent Option grants under the Plan. If the total number of shares of Common Stock for which Options are exercised on any Purchase Date exceeds the maximum number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable; and the balance of the cash credited to Participants' Contribution Accounts shall be distributed to the Participants as soon as practicable.

         4.2 ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Corporation's capitalization, or other distribution with respect to holders of the Corporation's Common Stock other than normal cash dividends, an automatic adjustment shall be made in the number and kind of shares as to which outstanding Options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 4.1, so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. This adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Purchase Price per share; provided, however, that in no event shall any adjustment be made that would cause any Option to fail to qualify as an option pursuant to an employee stock purchase plan within the meaning of Section 423 of the Code.

         4.3 DISSOLUTION, LIQUIDATION, OR REORGANIZATION. Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger, or consolidation of the Corporation with one or more corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Corporation to another corporation, the holder of each Option then outstanding under the Plan shall be entitled to receive at the next Purchase Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities, or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Committee shall take such steps in connection with these transactions as the Committee deems necessary or appropriate to assure that the provisions of this Section shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the cash, securities, or property which the holder of the Option may thereafter be entitled to receive. In lieu of the foregoing, the Committee may terminate the Plan in accordance with Section 8.2.

                                   ARTICLE V
                               OPTION PROVISIONS

         5.1 PURCHASE PRICE. The Purchase Price of a share of Common Stock purchased for a Participant pursuant to each exercise of an Option shall be the lesser of:

         (a) 85 percent of the Fair Market Value of a share of Common Stock on the Offering Date; or

         (b) 85 percent of the Fair Market Value of a share of Common Stock on the Purchase Date.

         5.2 CALENDAR YEAR $25,000 LIMIT. Notwithstanding anything else contained herein, no Employee may be granted an Option for any Offering Period which permits such Employee's rights to purchase Common Stock under this Plan and any other qualified employee stock purchase plan (within the meaning of Code Section 423) of the Corporation and its Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of such Common Stock for each calendar year in which an Option is outstanding at any time. For purposes of this Section, Fair Market Value shall be determined as of the Offering Date.

         5.3 OFFERING PERIOD LIMIT. Notwithstanding anything else contained herein, the maximum number of shares of Common Stock that an Eligible Employee may purchase in any Offering Period is 1,000 shares.

                                   ARTICLE VI
                            PURCHASING COMMON STOCK

         6.1 PARTICIPANT'S CONTRIBUTION ACCOUNT. The Administrator shall establish a book account in the name of each Participant for each Offering Period. As discussed in Section 6.2 below, a Participant's payroll deductions and his or her lump sum cash payments shall be credited to the Participant's Contribution Account, without interest, until such cash is withdrawn, distributed, or used to purchase Common Stock as described below.

         During such time, if any, as the Corporation participates in a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant. If the Corporation does not participate in a Direct Registration System, then until distribution is requested by a Participant pursuant to

Article VII, stock certificates evidencing the Participant's shares of Common Stock acquired upon exercise of an Option shall be held by the Corporation as the nominee for the Participant. These shares shall be credited to the Participant's Stock Account. Certificates shall be held by the Corporation as nominee for Participants solely as a matter of convenience. A Participant shall have all ownership rights as to the shares credited to his or her Stock Account, and the Corporation shall have no ownership or other rights of any kind with respect to any such certificates or the shares represented thereby.

         All cash received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose. The Corporation shall not be obligated to segregate any assets held under the Plan.

         6.2   PAYROLL DEDUCTIONS, LUMP SUM CASH PAYMENTS; DIVIDENDS.

         (a) Payroll Deductions. By submitting a Request Form at any time before an Offering Period in accordance with rules adopted by the Committee, an Eligible Employee may authorize a payroll deduction to purchase Common Stock under the Plan for the Offering Period. The payroll deduction shall be effective on the first pay period during the Offering Period commencing after receipt of the Request Form by the Administrator. The payroll deduction shall be in any whole percentage up to a maximum of ten percent (10%) of such Employee's Compensation payable each pay period, and at any other time an element of Compensation is payable. A Participant's payroll deduction shall not be less than one percent (1%) of such Employee's Compensation payable each payroll period.

         (b) Lump Sum Cash Payments. In lieu of, or in addition to, the payroll deductions in subsection (a), an Employee eligible to participate in the Plan under Section 3.1 may, by submitting a Request Form no later than the last day of the calendar week ending before the applicable Purchase Date in accordance with rules adopted by the Administrator, notify the Administrator that the Participant shall make a lump sum cash payment to purchase Common Stock under the Plan for the Offering Period. In no event shall the combined total payroll deductions and lump sum cash payments exceed 10 percent (10%) of the Participant's Compensation paid during the Offering Period and during any prior Offering Period in the same calendar year. Any lump sum cash payments under this subsection must be received by the Administrator by the last day of the calendar week ending before the applicable Purchase Date. If the Participant fails to remit the lump sum cash payment by the applicable date, the Participant's Request Form with respect to such lump sum cash payment shall be void. A Participant may submit a Request Form to make a lump sum cash payment only once each Offering Period.

         (c) Dividends. Cash dividends paid on Common Stock which is credited to a Participant's Stock Account as of the dividend payment date shall be credited to the Participant's Stock Account and paid to the Participant as soon as practicable.

         6.3 DISCONTINUANCE. A Participant may discontinue his or her payroll deductions for an Offering Period by filing a new Request Form with the Administrator.

This discontinuance shall be effective on the first pay period commencing at least 30 days after receipt of the Request Form by the Administrator. A Participant who discontinues his or her payroll deductions for an Offering Period may not make a subsequent lump sum contribution during such Offering Period or resume participation in the Plan until the following Offering Period.

         Any amount held in the Participant's Contribution Account for an Offering Period after the effective date of the discontinuance of his or her payroll deductions will either be refunded or used to purchase Common Stock in accordance with Section 7.1.

         6.4 LEAVE OF ABSENCE; TRANSFER TO INELIGIBLE STATUS. If a Participant either begins a leave of absence, is transferred to employment with a Subsidiary not participating in the Plan, or remains employed with an Employer but is no longer eligible to participate in the Plan, the Participant shall cease to be eligible for payroll deductions or lump sum cash payments to his or her Contribution Account pursuant to Section 6.2. The cash standing to the credit of the Participant's Contribution Account shall become subject to the provisions of Section 7.1.

         If the Participant returns from the leave of absence before being deemed to have ceased employment with the Employer under Section 3.3, or again becomes eligible to participate in the Plan, the Request Form, if any, in effect immediately before the leave of absence or disqualifying change in employment status shall be deemed void and the Participant must again complete a new Request Form to resume participation in the Plan.

         6.5 AUTOMATIC EXERCISE. Unless the cash credited to a Participant's Contribution Account is withdrawn or distributed as provided in Article VII, his or her Option shall be deemed to have been exercised automatically on each Purchase Date, for the purchase of the number of full shares of Common Stock which the cash credited to his or her Contribution Account at that time will purchase at the Purchase Price. If there is a cash balance remaining in the Participant's Contribution Account at the end of an Offering Period representing the exercise price for a fractional share of Common Stock, such balance may be retained in the Participant's Contribution Account for the next Offering Period, unless the Participant requests that it be refunded, without interest. Any other cash balance remaining in the Participant's Contribution Account at the end of an Offering Period shall be refunded to the Participant, without interest. The amount of cash that may be used to purchase shares of Common Stock may not exceed the Compensation restrictions set forth in
Section 6.2.

         Except as provided in the preceding paragraph, if the cash credited to a Participant's Contribution Account on the Purchase Date exceeds the applicable Compensation restrictions of Section 6.2 or exceeds the amount necessary to purchase the maximum number of shares of Common Stock available during the Offering Period, such excess cash shall be refunded to the Participant. Except as provided in the preceding paragraph, the excess cash may not be used to purchase shares of Common Stock nor retained in the Participant's Contribution Account for a future Offering Period.

         Each Participant shall receive a statement on an annual basis indicating the number of shares credited to his or her Stock Account, if any, under the Plan.

         6.6 LISTING, REGISTRATION, AND QUALIFICATION OF SHARES. The granting of Options for, and the sale and delivery of, Common Stock under the Plan shall be subject to the effecting by the Corporation of any listing, registration, or qualification of the shares subject to that Option upon any securities exchange or under any federal or state law, or the obtaining of the consent or approval of any governmental regulatory body deemed necessary or desirable for the issuance or purchase of the shares covered.

         6.7 RESTRICTIONS ON TRANSFER. By participating in the Plan, each Participant hereby agrees that he or she will not sell or otherwise transfer (other than by will or the laws of descent and distribution) any shares of Common Stock acquired under the Plan for a period of 12 months following the Purchase Date on which such shares were acquired.

                                  ARTICLE VII
                           WITHDRAWALS; DISTRIBUTIONS

         7.1 DISCONTINUANCE OF DEDUCTIONS; LEAVE OF ABSENCE; TRANSFER TO INELIGIBLE STATUS. In the event of a Participant's complete discontinuance of payroll deductions under Section 6.3 or a Participant's leave of absence or transfer to an ineligible status under Section 6.4, the cash balance then standing to the credit of the Participant's Contribution Account shall be--

         (a) returned to the Participant, in cash, without interest, as soon as practicable, upon the Participant's written request received by the Administrator at least 30 days before the next Purchase Date; or

         (b) held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of Section 6.5.

         7.2 IN-SERVICE WITHDRAWALS. During such time, if any, as the Corporation participates in a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant and the Participant may withdraw certificates in accordance with the applicable terms and conditions of such Direct Registration System. If the Corporation does not participate in a Direct Registration System, (i) a Participant may, while an Employee of the Corporation or any Subsidiary, withdraw certificates for some or all of the shares of Common Stock credited to his or her Stock Account at any time, upon 30 days' written notice to the Administrator, and (ii) each Participant shall be permitted only one withdrawal under this Section during each Offering Period. If a Participant requests a distribution of only a portion of the shares of Common Stock credited to his or her Stock Account, the Administrator will distribute the oldest securities held in the Participant's Stock Account first, using a first in-first out methodology. The Administrator may at any time distribute certificates for some or all of the shares of Common Stock credited to a Participant's Stock Account, whether or not the Participant so requests.

         7.3 TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH. If a Participant terminates employment with the Corporation and the Subsidiaries for reasons other than death, the cash balance in the Participant's Contribution Account shall be returned to the Participant in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to his or her Stock Account shall be distributed to the Participant as soon as practicable, unless the Corporation then participates in a Direct Registration System, in which case, the Participant shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

         7.4 DEATH. In the event a Participant dies, the cash balance in his or her Contribution Account shall be distributed to the Participant's estate, in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to the Participant's Stock Account shall be distributed to the estate as soon as practicable, unless the Corporation then participates in a Direct Registration System, in which case, the estate shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

         7.5 REGISTRATION. Whether represented in certificate form or by direct registration pursuant to a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant or, if the Participant so indicates on the Request Form, (a) in the Participant's name jointly with a member of the Participant's family, with the right of survivorship, (b) in the name of a custodian for the Participant (in the event the Participant is under a legal disability to have stock issued in the Participant's name), or (c) in a manner giving effect to the status of such shares as community property. No other names may be included in the Common Stock registration. The Corporation shall pay all issue or transfer taxes with respect to the issuance or transfer of shares of such Common Stock, as well as all fees and expenses necessarily incurred by the Corporation in connection with such issuance or transfer.

                                  ARTICLE VIII
                           AMENDMENT AND TERMINATION

         8.1 AMENDMENT. The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall:

         (a) affect any right or obligation with respect to any grant previously made, unless required by law, or

         (b) unless previously approved by the stockholders of the Corporation, where such approval is necessary to satisfy the Code, the rules of any stock exchange on which the Corporation's Common Stock is listed, or the requirements necessary to meet any exemption from the application of federal securities laws:

               (1) in any manner materially affect the eligibility requirements set forth in Sections 3.1 and 3.3, or change the definition of Employer as set forth in Section 2.13,

               (2) increase the number of shares of Common Stock subject to any options issued to Participants (except as provided in Sections 4.2 and 4.3), or

               (3) materially increase the benefits to Participants under the Plan.

         8.2 TERMINATION. The Committee may terminate the Plan at any time in its sole and absolute discretion. The Plan shall be terminated by the Committee if at any time the number of shares of Common Stock authorized for purposes of the Plan is not sufficient to meet all purchase requirements, except as specified in Section 4.1.

         Upon termination of the Plan, the Administrator shall give notice thereof to Participants, shall terminate all payroll deductions and shall no longer accept additional lump sum cash payments from Participants. Cash balances then credited to Participants' Contribution Accounts shall be distributed as soon as practicable, without interest.

                                   ARTICLE IX
                                 MISCELLANEOUS

         9.1 SHAREHOLDER APPROVAL. The Plan shall be approved and ratified by the stockholders of the Corporation, not later than 12 months after adoption of the Plan by the Board of Directors of the Corporation, pursuant to Treasury regulation Section 1.423-2(c). If for any reason such approval is not given by such date, the Plan shall be null and void, and all payroll deductions to the Plan shall cease. The cash balances and Common Stock credited to Participants' accounts shall be promptly distributed to them; and any Common Stock certificates issued and delivered to Participants prior to such date shall remain the property of the Participants.

         9.2 NO EMPLOYMENT RIGHTS. Neither the establishment of the Plan, nor the grant of any Options thereunder, nor the exercise thereof shall be deemed to give to any Employee the right to be retained in the employ of the Corporation or any Subsidiary or to interfere with the right of the Corporation or any Subsidiary to discharge any Employee or otherwise modify the employment relationship at any time.

         9.3 TAX WITHHOLDING. The Administrator may make appropriate provisions for withholding of federal, state, and local income taxes, and any other taxes, from a Participant's Compensation to the extent the Administrator deems such withholding to be legally required.

         9.4 RIGHTS NOT TRANSFERABLE. Rights and Options granted under this Plan are not transferable by the Participant other than by will or by the laws of descent and distribution and are exercisable only by the Participant during his or her lifetime.

         9.5 NO REPURCHASE OF STOCK BY CORPORATION. The Corporation is under no obligation to repurchase from any Participant any shares of Common Stock acquired under the Plan.

         9.6 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Alabama except to the extent such laws are preempted by the laws of the United States.

         9.7 SHAREHOLDER APPROVAL; REGISTRATION. The Plan was adopted by the Board of Directors of the Corporation on January 18, 2000 to be effective as of the Effective Date, provided that no payroll deductions may begin until a registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan, has become effective. The Plan is subject to approval by the stockholders of the Corporation within 12 months of approval by the Board of Directors.

                          * * * * * * * * * * * * * *
The foregoing is hereby acknowledged as being the Russell Corporation 2000 Employee Stock Purchase Plan as adopted by the Board of Directors of the Corporation on January 18, 2000.

                                    Russell Corporation


                                    By:
                                         -----------------------------------

                                    Its:
                                         -----------------------------------